UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): 203-674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

The information contained in this Current Report on Form 8-K is hereby incorporated by reference into (i) the registration statement on Form S-3 (File No. 333-200714) of Dorian LPG Ltd. (the "Company" or "Dorian"), filed with the U.S. Securities and Exchange Commission (the "Commission") on June 29, 2015 and (ii) the registration statement on Form S-3 (File No. 333-208375) of the Company, filed with the Commission on December 7, 2015.
Item 8.01 Other Events
Dorian LPG Ltd. ("Dorian") said that on September 20, 2018, its senior management team — including Chairman John Hadjipateras, Chief Financial Officer Theodore Young and Dorian LPG (USA) LLC Chief Executive Officer John Lycouris — and its bankers and lawyers met with members of BW LPG's ("BW") management team —  including Chief Executive Officer Martin Ackermann and Chief Financial Officer Elaine Ong — and its bankers and lawyers. This is the latest of several meetings in Dorian's ongoing dialog with BW.  Over several hours, Dorian's team gave feedback on information BW had provided Dorian and asked questions about BW's business and proposal.  Dorian continues to evaluate BW's proposal and other alternatives to maximize shareholder value.
Additional Information and Where to Find It
The Company intends to file with the Commission a proxy statement in connection with the Company's 2018 Annual Meeting of Shareholders (the "2018 Annual Meeting") with an associated BLUE proxy card. The definitive proxy statement will be mailed to Company shareholders. INVESTORS AND SECURITY HOLDERS OF DORIAN ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the Commission at the Commission's website at www.sec.gov.
Certain Information Concerning Potential Participants
Dorian, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Detailed information regarding the identity of potential participants, and their respective interests in Dorian by security holdings or otherwise, will be set forth in the definitive proxy statement for the 2018 Annual Meeting. Additional information can be found in Dorian's most recent Annual Report on Form 10-K. These documents may be obtained for free at the Commission's website at www.sec.gov or by calling Dorian's proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-(888) 750-5834.
Forward-looking Statements
This Current Report on Form 8-K contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "should" and similar expressions are forward-looking statements. These statements are not historical facts but instead represent only the Company's belief regarding future results, many of which, by their nature are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those anticipated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect future results, see the discussion in the Company's Annual Report on Form 10-K, under the heading "Risk Factors." The Company does not assume any obligation to update the information contained in this Current Report on Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 21, 2018		DORIAN LPG LTD. (registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer